EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in (i) Registration Statement Nos. 333-149583 and 333-163842 of Duncan Energy Partners L.P. on Form S-3; and (ii) Registration Statement No. 333-164852 of Duncan Energy Partners L.P. on Form S-8 of our report dated March 1, 2010, relating to the consolidated balance sheet of DEP Holdings, LLC and subsidiaries at December 31, 2009, appearing in this Current Report on Form 8-K of Duncan Energy Partners L.P.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
March 8, 2010